SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 1, 2025

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. employer
of incorporation)		Identification No.)

131 Clarendon Street, Boston Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value of $0.01 per share	BRKL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 1, 2025, Brookline Bancorp, Inc., a Delaware corporation (“Brookline”), completed its previously announced merger of equals transaction with Beacon Financial Corporation, Inc., a Delaware corporation previously known as “Berkshire Hills Bancorp, Inc.” (the “Company” or “Beacon Financial”), pursuant to the Agreement and Plan of Merger, dated as of December 16, 2024, by and among the Company, Commerce Acquisition Sub, Inc. and Brookline (the “Merger Agreement”). On September 1, 2025, Commerce Acquisition Sub, Inc. merged with and into Brookline (the “Merger”), immediately followed by the merger of Brookline into the Company (the “Holdco Merger”), with the Company as the resulting corporation. The Company also changed its name from “Berkshire Hills Bancorp, Inc.” to “Beacon Financial Corporation.” Immediately following the closing of the Holdco Merger, the Company changed its New York Stock Exchange ticker symbol for its common stock, par value $0.01 per share (the “Beacon Financial Common Stock”), from “BHLB” to “BBT.” Immediately following the closing of the Holdco Merger, the Company had approximately 84,272,242 shares of common stock outstanding.

Pursuant to the terms of the Merger Agreement, as of the closing of the Holdco Merger, each share of Brookline common stock, par value $0.01 per share (“Brookline Common Stock”), was converted into the right to receive 0.42 shares of Beacon Financial Common Stock, with cash to be paid in lieu of fractional shares (the “Merger Consideration”).

Immediately following the Holdco Merger, Berkshire Bank, a wholly owned subsidiary of Beacon Financial, Bank Rhode Island, a wholly owned subsidiary of Brookline, and PCSB Bank, a wholly owned subsidiary of Brookline, each merged with and into Brookline Bank, a wholly owned subsidiary of Brookline, with Brookline Bank as the surviving bank (the “Bank Mergers” and, together with the Merger and the Holdco Merger, the “Transaction”). Effective upon the Bank Mergers, Brookline Bank changed its name to “Beacon Bank & Trust,” although it will be more commonly referred to as “Beacon Bank.”

The foregoing description of the Transaction and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to Brookline’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Transaction, Brookline notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Transaction had closed and requested that Nasdaq (i) suspend trading of Brookline Common Stock, (ii) withdraw Brookline Common Stock from listing on Nasdaq prior to the opening of trading on September 2, 2025, and (iii) file with the SEC a notification on Form 25 of delisting of Brookline Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Brookline Common Stock is no longer listed on Nasdaq.

Additionally, Beacon Financial, as successor to Brookline, intends to file with the SEC as promptly as possible a certification on Form 15 requesting the termination of registration of Brookline Common Stock under Section 12(g) of the Exchange Act and the suspension of Brookline’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in Section 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders.

As of the closing of the Transaction, each holder of a certificate or book-entry share representing any shares of Brookline Common Stock ceased to have any rights with respect thereto, except the right to receive the Merger Consideration as described above and subject to the terms and conditions set forth in the Merger Agreement.

The information set forth in Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Transaction, in accordance with the terms of the Merger Agreement, each of Brookline’s directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the closing of the Transaction, the Certificate of Incorporation and the Amended and Restated Bylaws of Brookline ceased to be in effect.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 16, 2024, by and among Berkshire Hills Bancorp, Inc., Commerce Acquisition Sub, Inc., and Brookline Bancorp, Inc. (incorporated by reference to Exhibit 2.1 of Brookline Bancorp, Inc.’s Current Report on Form 8-K filed on December 16, 2024).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025	BROOKLINE BANCORP, INC.

	By:	/s/ Marissa S. Martin
Marissa S. Martin
General Counsel